UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                      FORM 8-K

                   CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report
                       (Date of earliest event reported)
                  February 10, 2005

                THE COMMERCE GROUP, INC.
            (Exact name of registrant as specified in its charter)


Massachusetts             001-13672            04-2599931
(State or other                  (Commission File             (IRS Employer
  jurisdiction                       Number)                  Identification
  of incorporation)                                                   No.)


  211 Main Street, Webster, Massachusetts   01570
         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (508) 943-9000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

The Commerce Group, Inc.
Form 8-K
February 10, 2005

Section 2.  Financial Information
     Item 8.01  Other Events

On February 10, 2005, American Commerce Insurance Company ("ACIC"), a subsidiary of The Commerce Group, Inc. ("the Company"), received notification from one of its agents, AAA Arizona, Inc., that it has entered into an affiliation with CSAA Inter-insurance Bureau ("CSAA"). AAA Arizona also has notified ACIC that it intends to stop writing new business with ACIC effective immediately, because of its CSAA affiliation, and indicated that it intends to transfer all existing business to CSAA. The timeframe of the transfer of existing business has not been determined.

AAA Arizona was ACIC's largest agent in terms of direct and written premium produced, having generated $49.5 million and $47.7 million in direct written premium, representing 2.7% and 2.9% of the Company's direct written premium for 2004 and 2003, respectively.

ACIC will continue to write business in Arizona but will no longer market its products through AAA Arizona. Stock options that the Company granted to AAA Arizona for previous years' premium growth have been terminated. These options, covering 700,000 shares, had vesting dates from 2006 through 2009 and exercise prices ranging from $42.85 to $58.63 per share. At December 31, 2004, the Company had accrued expenses of $3.5 million related to these options, which will be recorded as income in the first quarter of 2005.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           THE COMMERCE GROUP, INC.
                           February 10, 2005


                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer